UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 2, 2005
The Yankee Candle Company, Inc.

(Exact Name of Registrant as Specified in Charter)

Massachusetts	001-15023	04-2591416

(State or Other Juris- diction of Incorporation	(Commission File Number)	(IRS Employer Identification No.)

16 Yankee Candle Way South Deerfield, Massachusetts	01373

(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (413) 665-8306

(Former Name or Former Address, if Changed Since Last Report)

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events
     On August 2, 2005 Craig W. Rydin, Chairman and Chief Executive Officer of The Yankee Candle Company, Inc. (the “Company”), adopted a stock trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Plan”). The Plan is being adopted as part of the diversification of Mr. Rydin’s personal portfolio and covers options to purchase 150,000 shares of the Company’s common stock previously granted to Mr. Rydin, which amount constitutes approximately 23% of Mr. Rydin’s total holdings of Company common stock (including options, shares and performance shares regardless of vesting schedules and excluding any future grants or awards to be made to Mr. Rydin). The Plan contemplates that these options will be exercised, and the resulting shares sold, over approximately a one year period, with up to 12,500 shares being sold on a monthly basis in one or more transactions. Under the terms of the Plan, Mr. Rydin shall have no discretion or control over the timing or effectuation of the sales.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Yankee Candle Company, Inc.
Date: August 2, 2005	By:	/s/ Bruce H. Besanko
Bruce H. Besanko, Senior Vice President,
Finance and Chief Financial Officer